UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 9, 2013 (July 8, 2013)

MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32997	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
and

Item 7.01.	Regulation FD Disclosure.

On July 8, 2013, Magnum Hunter Resources Corporation (the “Company”) issued a press release announcing its financial and certain operating results for the first quarter ended March 31, 2013 (the "First Quarter Press Release"). A copy of the First Quarter Press Release is furnished as part of this Current Report on Form 8-K as Exhibit 99.1.

On July 9, 2013, the Company issued a press release announcing certain operating results for the second quarter ended June 30, 2013. A copy of the press release is furnished as part of this Current Report on Form 8-K as Exhibit 99.2.

The non-generally accepted accounting principle (“non-GAAP”) financial measures of (i) Adjusted EBITDAX, (ii) recurring income (loss) per common share and (iii) recurring cash G&A are presented in the First Quarter Press Release. As part of the First Quarter Press Release information, the Company provided definitions and reconciliations of these non-GAAP financial measures to their most comparable financial measures calculated and presented in accordance with GAAP.
The Company defines Adjusted EBITDAX as earnings before (1) exploration and abandonment expense, (2) depreciation, depletion and amortization expense, (3) non-recurring transaction and other expense, (4) impairments of oil and gas properties, (5) unrealized (gain) loss on derivatives, (6) unrealized (gain) loss on investments (7) (gain) loss on sale of assets, (8) interest expense and fees, (9) income tax benefit and (10) non-cash stock compensation expense and 401-K matching. The Company believes that the presentation of Adjusted EBITDAX is commonly used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry. The Company uses this information for comparative purposes within its industry and as a financial measure to evaluate the Company's operating performance. Adjusted EBITDAX is not a measure of net income or cash flows as determined by GAAP and should not be considered as a measure of liquidity or as an alternative to net loss. Adjusted EBITDAX should not be considered in isolation or as a substitute for an analysis of the Company's results as reported under GAAP.
The Company defines recurring income (loss) per common share as reported net loss attributable to common shareholders, plus non-recurring and non-cash items which include (1) exploration and abandonment expense, (2) impairment of oil and gas properties, (3) non-cash stock compensation expense, (4) non-recurring transaction and other expense, (5) unrealized (gain) loss on derivatives, (6) unrealized (gain) loss on investments (7) interest expense - fees, (8) (gain) loss on sale of assets, (9) income tax expense (benefits) (10) (gain) loss from sale of discontinued operations and (11) income (loss) from discontinued operations. The Company believes that this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry. We use this information for comparative purposes within our industry. Recurring income (loss) per common share is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net loss. Recurring income (loss) per common share should not be considered in isolation or as a substitute for an analysis of the Company's results as reported under GAAP.
The Company defines recurring cash G&A as total general and administrative expenses before (1) non-cash stock compensation and (2) transaction and other non-recurring expense. Management believes this presentation facilitates evaluation of the Company's general and administrative costs on a “normalized” or recurring basis and without giving effect to certain non-cash expenses and other items, thereby providing management, investors and analysts with comparative information for evaluating the Company in relation to other oil and gas companies providing corresponding non-GAAP financial measures. Recurring cash G&A is not a GAAP measure and should not be considered in isolation or as a substitute for an analysis of the Company's expenses as reported under GAAP.
**********

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including the attached exhibits, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall any of such information be deemed incorporated by reference into any registration statement or other filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

99.1	First Quarter 2013 Financial and Operating Results Press Release, dated July 8, 2013.
99.2	Second Quarter 2013 Operating Results Press Release, dated July 9, 2013.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: July 9, 2013	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	First Quarter 2013 Financial and Operating Results Press Release, dated July 8, 2013.
99.2	Second Quarter 2013 Operating Results Press Release, dated July 9, 2013.